EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-65958 on Form S-8 of Zimmer Holdings, Inc. of our report dated June 10, 2005 appearing in this Annual Report on Form 11-K of Zimmer Holdings, Inc. Savings and Investment Program for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC

South Bend, Indiana
June 24, 2005